UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2017
BORGWARNER INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 17, 2017, BorgWarner Inc., a Delaware corporation (the “Company”), announced that it had entered into an agreement to acquire Sevcon, Inc., a Delaware corporation (“Sevcon”), in a transaction with an enterprise value of approximately $200 million.  Consummation of the transaction is subject to specified closing conditions, including receipt of the approval of Sevcon’s equityholders and receipt of required competition law approval   A copy of the Company’s press release regarding the transaction is attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits. The following exhibits are being filed as part of this Report.

Exhibit Number            Description

99.1                    Press release dated July 17, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

Date: July 17, 2017	By:	/s/ John J. Gasparovic
	Name:	John J. Gasparovic
	Its:	Secretary

EXHIBIT INDEX

Exhibit Number            Description

99.1                    Press release dated July 17, 2017